Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Registration Statement on Form F-1 of FreeSeas Inc. of our report dated April 14, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers S.A.
Athens, Greece
October 20, 2009